EXHIBIT 4.37

Supplemental Letter

From: Piraeus Bank S.A.
4 Amerikis Street
105 64 Athens
(with corporate registration number
(GCR NO) 157660660000)

To: ANTWERP SHIPPING LTD
BUSAN SHIPPING LTD
KEELUNG SHIPPING LTD
OAKLAND SHIPPING LTD
Trust Company Complex
Ajeltake Road, Ajeltake Island
Majuro, Marshall Islands MH96960

8 November 2023

Dear Sirs

Loan agreement dated 10th July 2023 (the “Loan Agreement”) made between ourselves as joint and several borrowers and yourselves as lender in respect of a loan of up to USD40,000,000

We refer to the Loan Agreement.

Words and expressions defined in the Loan Agreement will have the same meaning when used in this letter.

The principal amount currently outstanding of the Loan is US$38,750,000.

The Borrowers and the Corporate Guarantor have requested the Lender to amend the interest provisions applying to the Pledged Deposit Amount and the Lender hereby agrees to amend the Loan Agreement accordingly.

The Lender hereby agrees that with effect from the date of this letter, the Loan Agreement shall be amended as follows:

1.	by deleting Clause 3.1 (Normal interest rate) thereof and replacing it with the following:

“3.1	Normal interest rate

The Borrowers must pay interest on the Loan in respect of each Interest Period relating thereto on each Interest Payment Date at the rate per annum determined by the Lender to be:

(a)	in respect of the Loan less an amount equivalent to the Pledged Deposit Amount, the aggregate of (i) the Applicable Margin in respect thereof and (ii) the Reference Rate for such period; and

(b)	in respect of an amount equivalent to the Pledged Deposit Amount, the Applicable Margin in respect thereof.”;

2.	by deleting clause 3.4.3 and replacing it with:

“3.4.3 The rate of interest applicable to each such period shall be the aggregate of (as determined by the Lender):

(a)	in respect of the Loan less an amount equivalent to the Pledged Deposit Amount (a) two per cent (2%) per annum, (b) the Applicable Margin and (c) the Reference Rate for such periods; and

(b)	in respect of an amount equivalent to the Pledged Deposit Amount (a) two per cent (2%) per annum and (b) the Applicable Margin.”;

3.	by deleting Clause 3.6 and replacing it with:

“3.6	Market disruption

If before close of business in Athens on the Quotation Day for the relevant Interest Period the Lender determines that its cost of funds relating to the Loan or any part of the Loan less an amount equivalent to the Pledged Deposit Amount would be in excess of the Reference Rate then Clause 3.7 (Cost of funds) shall apply to the Loan or that part of the Loan (as applicable) for the relevant Interest Period.“;

4.	by deleting Clause 3.12.2 and replacing it with:

“3.12.2  The Pledged Deposit Amount shall be held on the Pledged Deposit Account without being held in the form of a time deposit for a period equal to the current Interest Period applicable to the Loan”;

5.	by deleting Clause 3.12.3 and replacing it with:

“3.12.3  the deposit rate applicable to the Pledged Deposit Amount shall be equal to zero; and”

Save as provided above, the Loan Agreement and the other Security Documents shall be and are hereby re-affirmed and remain in full force and effect.

This letter may be executed in any number of counterparts each of which shall be original but which shall together constitute the same instrument.

This letter and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with English law and the terms of Clause 18 of the Loan Agreement shall apply as if set out herein in full, updated mutatis mutandis.

Please confirm your agreement to the terms of this letter by signing the acknowledgement set out below.

Yours faithfully,

/s/ Alexandros Kokkinis                          /s/ Evgenia Kouvara

____________________                         ____________________

ALEXANDROS KOKKINIS                EVGENIA KOUVARA

for and on behalf of

PIRAEUS BANK SA

On this 8th day of November 2023, we hereby confirm our acceptance of and our agreement to the terms of the above letter.

/s/ Stefania Karmiri

____________________________

STEFANIA KARMIRI

for and on behalf of

ANTWERP SHIPPING LTD

BUSAN SHIPPING LTD

KEELUNG SHIPPING LTD

OAKLAND SHIPPING LTD

COUNTERSIGNED this 8th day of November 2023 by the following party which, by its execution hereof confirms and acknowledges that it has read and understood the terms and conditions of the above letter, that it agrees in all respects to the same and that the Security Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement, as amended by the above letter, and it hereby reaffirms the Security Documents to which it is a party as the same is amended by the above letter.

/s/ Stefania Karmiri

____________________________

STEFANIA KARMIRI

duly authorised for and on behalf of

EUROSEAS LTD.

/s/ Stefania Karmiri

____________________________

STEFANIA KARMIRI

duly authorised for and on behalf of

EUROBULK LTD.

/s/ Stefania Karmiri

_____________________________

STEFANIA KARMIRI

duly authorised for and on behalf of

EUROCON LTD.